FOR IMMEDIATE RELEASE	Contacts:	Media Relations
Tina Barry, (972) 673-7931 Greg Artkop, (972) 673-8470
Investor Relations Aly Noormohamed, (972) 673-6050

DR PEPPER SNAPPLE GROUP TO PRESENT AT CONSUMER ANALYST GROUP EUROPE CONFERENCE

PLANO, Texas – March 30, 2011 – Dr Pepper Snapple Group, Inc. (NYSE: DPS) President and CEO, Larry Young, and CFO, Marty Ellen, will present today at the annual Consumer Analyst Group Europe (CAGE) conference at 10:00 a.m. EDT (9:00 a.m. CDT).

The slide presentation and scripted comments will be accessible through the DPS website at http://www.drpeppersnapple.com shortly before the presentation starts. Following the event, the full transcript will be posted.

About Dr Pepper Snapple Group

Dr Pepper Snapple Group, Inc. (NYSE: DPS) is the leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 9 of our 12 leading brands are No. 1 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes Sunkist soda, 7UP, A&W, Canada Dry, Crush, Mott’s, Squirt, Hawaiian Punch, Peñafiel, Clamato, Schweppes, Venom Energy, Rose’s and Mr & Mrs T mixers. To learn more about our iconic brands and Plano, Texas-based company, please visit www.drpeppersnapple.com.

###